                      EQUITY RESIDENTIAL PROPERTIES TRUST
                   (a Maryland real estate investment trust)

        Common Shares of Beneficial Interest (Par Value $.01 Per Share)

                                TERMS AGREEMENT



                                                 Dated:  February 12, 1998

To:  Equity Residential Properties Trust
     ERP Operating Limited Partnership
     Two North Riverside Plaza
     Chicago, Illinois  60606

Ladies and Gentlemen:

          We understand that Equity Residential Properties Trust ("EQR" or the "Company") proposes to issue and sell Common Shares of Beneficial Interest (the "Common Shares" or "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, Prudential Securities Incorporated (the "Underwriter") offers to purchase the number of Underwritten Securities (as defined in the Standard Underwriting Provisions referred to below) set forth below at the purchase price per Common Share set forth below. The Underwriter intends to deposit the Underwritten Securities with the trustee of National Equity Trust Equity Portfolio Series 2 (REIT Portfolio) (the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended, to which the Underwriter acts as sponsor and depositor, in exchange for units of the Trust.


          The Underwritten Securities shall have the following terms:

                                 Common Shares

TITLE OF SECURITIES:  Common Shares
NUMBER OF UNDERWRITTEN SECURITIES:  396,580 Common Shares
PAR VALUE:  $.01 per Common Share.
PURCHASE PRICE PER COMMON SHARE:  $48.09
PUBLIC OFFERING PRICE PER COMMON SHARE:  $50.625
NUMBER OF OPTION SECURITIES, IF ANY, THAT MAY BE PURCHASED BY THE UNDERWRITER:
None.
DELAYED DELIVERY CONTRACTS:  not authorized
ADDITIONAL CO-MANAGERS, IF ANY:  None.
OTHER TERMS: In addition to the events set forth in Section 9 of the Standard Underwriting Provisions (as defined below), the Underwriter may terminate this Terms Agreement by notice to EQR, at any time at or prior to the Closing Time if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis or escalation of any existing hostilities or any change or development involving a prospective change in national political, financial or economic conditions, in each case, the effect of which is such as to make it, in the Underwriter's judgment, impracticable to market the units of the Trust or enforce contracts for the sale of the units of the Trust.


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REPRESENTATION OF THE UNDERWRITER:  The Underwriter hereby represents and warrants to the Company that it and its affiliates, collectively, beneficially own less than 9.9% of the Company's outstanding Common Shares.
CLOSING DATE AND LOCATION:   February 18, 1998 Rosenberg & Liebentritt, P.C.,
Two North Riverside Plaza, Suite 1600, Chicago, Illinois  60606.

     All the provisions contained in the document attached as ANNEX A hereto entitled "Equity Residential Properties Trust (a Maryland real estate investment trust) -- Common Shares of Beneficial Interest, Preferred Shares of Beneficial Interest and Depositary Shares -- Standard Underwriting Provisions," dated May 16, 1997 (the "Standard Underwriting Provisions"), are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.
















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     Please accept this offer no later than 4:30 p.m. (New York City time) on
February 12, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                 Very truly yours,


                                 PRUDENTIAL SECURITIES INCORPORATED



                                 By:    /s/  Jean Claude Canfin
                                      --------------------------------
                                      Name: Jean Claude Canfin
                                      Title: Managing Director


Accepted:

By:  EQUITY RESIDENTIAL PROPERTIES TRUST,
     for itself and as the general partner of ERP Operating
     Limited Partnership


     By:  /s/  David J. Neithercut
          -----------------------------------
          Name: David J. Neithercut
          Title: Executive Vice President and
                 Chief Financial Officer










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

                      EQUITY RESIDENTIAL PROPERTIES TRUST
                   (a Maryland real estate investment trust)


                     COMMON SHARES OF BENEFICIAL INTEREST,
                           PAR VALUE $.01 PER SHARE


                                TERMS AGREEMENT


                                   Dated: February 12, 1998


To:  Equity Residential Properties Trust
     Two North Riverside Plaza
     Chicago, Illinois 60606


Ladies and Gentlemen:

     We, Smith Barney Inc. (the "Underwriter"), understand that Equity Residen tial Properties Trust ("EQR") proposes to issue and sell 591,760 of its Common Shares of Beneficial Interest, $.01 par value per share, being collectively hereinafter referred to as the "Underwritten Securities." Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriter offers to purchase the Underwritten Securities at the purchase price set forth below. The Underwriter intends to deposit the Underwritten Securities with the trustee of the Equity Focus Trusts Reit Portfolio Series 1998-A (the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended, to which the Underwriter acts as sponsor and depositor, in exchange for units in the Trust.
The Underwritten Securities shall have the following terms:

TITLE OF SECURITIES:     Common Shares of Beneficial Interest

NUMBER OF SHARES:   591,760

PAR VALUE:     $.01 per share

PRICE TO PUBLIC:    $50.625 per share

PURCHASE PRICE PER SHARE: $48.09375, which represents 95% of the Price to
                          Public.

NUMBER OF OPTION SECURITIES, IF ANY, THAT MAY BE
PURCHASED BY THE UNDERWRITER:      Not authorized

DELAYED DELIVERY CONTRACTS:        Not authorized

ADDITIONAL CO-MANAGERS, IF ANY:    None

OTHER TERMS: Payment to be made to EQR by wire transfer of immediately available funds to the designated account of EQR to be delivered on the closing date set forth below.

CLOSING DATE AND LOCATION: February 18, 1998, at the offices of Rosenberg &
                           Liebentritt, P.C., Two North Riverside Plaza, Suite 1600, Chicago, Illinois 60606

     Except as provided herein, all the provisions contained in the document attached as Annex A hereto entitled "Equity Residential Properties Trust (a Maryland real estate investment trust) -- Common Shares of Beneficial Interest, Preferred Shares of Beneficial Interest and Depositary Shares -- Standard Underwriting Provisions" and dated May 16, 1997, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.


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

Please accept this offer no later than 4:30 p.m. (New York City time) on February 12, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                   Very truly yours,

                                   SMITH BARNEY INC.


                                   By: /s/ Mark R. Patterson
                                       -----------------------------
                                   Name: Mark R. Patterson
                                   Title: Managing Director


Accepted:

By:  EQUITY RESIDENTIAL PROPERTIES TRUST
     for itself and as the general partner of
     ERP Operating Limited Partnership


     By: /s/ David J. Neithercut
         ----------------------------
     Name: David J. Neithercut
     Title: Executive Vice President and
            Chief Financial Officer











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